Exhibit 99.1

FROM:
Newtek Business Services, Inc.
http://www.thesba.com
Public Relations
Contact: Simrita Singh
Telephone: (212) 356-9566 / ssingh@thesba.com
Investor Relations
Contact: Jayne Cavuoto
Telephone: (212) 273-8179 / jcavuoto@thesba.com
Contact: Brett Maas
Telephone: (646) 536-7331 / brett@haydenir.com

FOR IMMEDIATE RELEASE

Newtek Announces Shareholder

Approval of Conversion to Business Development Company (“BDC”) and Reverse Stock Split

Multiple Special Meeting Proposals Approved By Over 90% of Voting Shareholders

NEW YORK – October 22, 2014 – Newtek Business Services, Inc. NASDAQ: NEWT, The Small Business Authority®, announced today the results of the voting by its shareholders at its Special Meeting of Shareholders, which convened earlier in the day. At the Special Meeting, shareholders gave their approval to proceed with the Company’s conversion to a business development company (“BDC”) and the related corporate steps by all the required voting majorities. In addition, the shareholders also approved, by an overwhelming majority, the proposed reverse split of the Company’s shares. All of the proposals put to the shareholders at the Special Meeting were approved by the required voting majority percentages, and were also approved by over 90% of those shareholders who voted. Following the meeting, the Board of Directors met and approved a reverse split ratio of one new share for each five (1:5) of the Company’s current common shares. The reverse split will be effective as of the close of business today, October 22, 2014.

Barry Sloane, Chairman, President and Chief Executive Officer said, “We are extremely pleased that our shareholders recognized the value of the strategy to pursue the conversion from our historic structure as an operating company to a BDC. As of today, our stock has undergone a 1 for 5 reverse split which, because of the increased share price, we believe will enable us to attract a much broader universe of investors to our stock, eliminating the price-threshold barrier that precludes many institutional investors from purchasing a stock trading below $5.00 per share.”

Mr. Sloane concluded, “We appreciate the overwhelming support of our shareholders in the restructuring of our Company to improve our ability to continue to grow the business and its profitability. The votes we received today approving our plans to convert to a BDC, the reverse stock split and other proposals are exciting developments for our future.”

About Newtek Business Services, Inc.

Newtek Business Services, Inc., The Small Business Authority®, is the Authority for the small- and medium-sized business (SMB) market providing a wide range of business services and financial products under the Newtek® brand. Since 1999, Newtek has provided state-of-the-art, cost-efficient products and services and efficient business strategies to over 100,000 business accounts across all 50 States to help them grow their sales, control their expenses and reduce their risk.

Newtek’s products and services include: The Newtek Advantage™, Electronic Payment Processing, Managed Technology Solutions (Cloud Computing), eCommerce, Business Lending, Insurance Services, Web Services, Data Backup, Storage and Retrieval, Accounts Receivable Financing, Payroll.

The Small Business Authority® is a registered trade mark of Newtek Business Services, Inc., and neither are a part of or endorsed by the U.S. Small Business Administration.

For more information, please visit the following website:

www.thesba.com

Note Regarding Forward Looking Statements

Statements in this press release including statements regarding Newtek’s beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, statements about the benefit of the merger, including among others, future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts. Risk factors, cautionary statements and other conditions, which could cause Newtek’s actual results to differ from management’s current expectations, are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov.

Newtek Business Services, Inc. Investor Contact:

Barry Sloane

Chairman and CEO

212-356-9500

bsloane@thesba.com